Consent of Independent Auditors



     We hereby consent to the incorporation by reference and use of our report, dated February 26, 1999, on the consolidated financial statements of Ottawa Financial Corporation which appears on page 28 of Ottawa Financial Corporation's 1998 Annual Report to Shareholders and is incorporated by reference in Ottawa Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, in this Registration Statement on Form S-8 for The Ottawa Financial Corporation 1995 Stock Option and Incentive Plan.


                                            /s/ Crowe, Chizek and Company LLP




Grand Rapids, Michigan
May 28, 1999